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EXHIBIT 23.1               CONSENT OF WEED & CO. L.P.

                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                February 4, 2002


Board of Directors
Force 10 Trading, Inc.
11781 South Lone Peak Parkway
Suite 230
Draper, UT  84020

         Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ April E. Frisby
                                             ------------------------
                                             April E. Frisby
                                                   for
                                             Weed & Co. L.P.